                                                                    EXHIBIT 99.1






                    STEWART INFORMATION SERVICES CORPORATION

                             DETAILS OF INVESTMENTS

                       JUNE 30, 2003 AND DECEMBER 31, 2002









                                                    JUN 30         DEC 31
                                                     2003           2002
                                                  ----------     ----------
                                                       ($000 Omitted)
Investments, at market, partially restricted:
    Short-term investments                            50,610         50,673
    U. S. Treasury and agency obligations             42,053         39,798
    Municipal bonds                                  168,492        159,453
    Foreign                                           53,189         34,748
    Mortgage-backed securities                           960          1,360
    Corporate bonds                                  138,561        132,502
    Equity securities                                 13,959          7,900
                                                  ----------     ----------

      TOTAL  INVESTMENTS                             467,824        426,434
                                                  ==========     ==========



NOTE: The total appears as the sum of three amounts on the condensed consolidated balance sheets presented on page 2: (1) 'short-term investments',
(2) 'investments - statutory reserve funds' and (3) 'investments - other'.